Exhibit 99.1

Trilogy Metals Announces the 2021 Program and Budgets for the Upper Kobuk Mineral Projects and the New Leadership Team for the Joint Venture

VANCOUVER, BC, Nov. 19, 2020 /CNW/ - Trilogy Metals Inc. (TSX: TMQ) (NYSE American: TMQ) ("Trilogy" or the "Company") is pleased to announce that Ambler Metals LLC ("Ambler Metals"), the joint venture operating company equally owned by Trilogy and South32 Limited (ASX, LSE, JSE: S32; ADR: SOUHY) ("South32") has recently approved the 2021 program and budget of approximately $27 million for the advancement of the Upper Kobuk Mineral Projects ("UKMP") located in Northwestern Alaska. The budget is 100% funded by Ambler Metals and is expected to be confirmed by the NANA Oversight committee on December 3, 2020. Trilogy is also pleased to introduce the new leadership team for the joint venture. All amounts are in US dollars.

Highlights of the 2021 Program

  Approximately $27 million budget fully funded by Ambler Metals
  7,600 meters of infill and metallurgical drilling at the Arctic Project
  7,000 meters of exploration drilling focused on drill-ready targets along the Ambler Volcanogenic Massive Sulphide ("VMS") Belt
  Engineering activities focused on getting the Arctic Project ready for permitting
  Permitting efforts focused on submission of the Federal 404 permit application in the second half of 2021
  Program will be managed by an experienced leadership team

Arctic Project

Activities at the Arctic Project will focus on an additional 7,600 meters of drilling which will have the dual purpose of extracting additional material for metallurgical work and for the conversion of mineral resources into the measured category. The metallurgical program that is associated with this drilling will support variability test work and pilot plant work which will commence later in 2021.

Engineering work is continuing at Arctic with the aim of submitting the application for the Notice of Intent for the 404 Dredge and Fill Permit, which is covered by the Clean Water Act, to the United States Army Corps of Engineers. The Company expects Ambler Metals will submit the permit applications during the second half of 2021.

Exploration

Following up from the 2019 work performed along the 70-mile (100 kilometer) Ambler VMS belt, Ambler Metals will continue exploration efforts along the belt to discover and define additional deposits that may provide feed to a future Arctic mill. Ambler Metals plans to conduct a 7,000-meter regional exploration drill campaign at the Sunshine prospect and at other drill-ready targets.  The drill program is expected to commence in mid-July and finish before the end of September.  The drilling will be preceded by detailed geologic mapping, geochemical soil sampling, and ground geophysics.

COVID Safety Measures

During the 2021 field season, Ambler Metals will be adhering to a strict COVID safety protocol regime which includes limited personnel rotations, offsite and onsite testing, stringent sanitation and disinfection procedures and contact tracing. These protocols will be followed throughout the summer field season in strict observance to Government of Alaska guidelines.

Ambler Metals Joint Venture and Leadership Team

On February 11, 2020, the Ambler Metals joint venture was formed. Trilogy contributed all its assets associated with the 172,675-hectare UKMP, including the Arctic and Bornite projects, while South32 contributed US$145 million, resulting in each party owning a 50% interest in Ambler Metals. The funds are dedicated to advancing the Arctic and Bornite projects, along with exploration in the Ambler mining district.

The permanent management team at Ambler Metals have been hired and are all now based in Alaska. The joint venture company is led by President and Chief Executive Officer, Ramzi Fawaz, Vice President Operations, Kevin Torpy and Vice President Finance, Rebecca Donald. The management profiles of the Ambler Metals executive team can be found at https://amblermetals.com/management/. In addition to the appointment of the leadership team at Ambler Metals, the Trilogy technical team has now transitioned over to the entity.

Tony Giardini, President and CEO of Trilogy, commented, "I am extremely excited that the Ambler Metals joint venture has attracted experienced talent to advance the world class Arctic project to the next level. This starts with formalizing the budget for the 2021 program at the UKMP. The proposed budget is expected to have a twofold positive impact for the Company in that we will continue to de-risk the Arctic Project and we will also move forward in unlocking the mineral potential within the 100-kilometer-long VMS Mineral Belt as well as around the Bornite copper-cobalt deposit. I am also pleased in that Ambler Metals is making positive progress towards the commencement of permitting of the Arctic Project."

Qualified Persons
Richard Gosse, Vice President Exploration for Trilogy, is a Qualified Person as defined by National Instrument 43-101. Mr. Gosse has reviewed the scientific and technical information in this news release and approves the disclosure contained herein.

About Trilogy Metals
Trilogy Metals Inc. is a metals exploration and development company which holds a 50 percent interest in Ambler Metals LLC which has a 100 percent interest in the Upper Kobuk Mineral Projects ("UKMP") in northwestern Alaska. On December 19, 2019, South32, which is a globally diversified mining and metals company, exercised its option to form a 50/50 joint venture with Trilogy. The UKMP is located within the Ambler Mining District which is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic volcanogenic massive sulphide ("VMS") deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler mining district - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within land package that spans approximately 172,636 hectares. The Company has an agreement with NANA Regional Corporation, Inc., a Regional Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, statements relating to the planned expenditures and the anticipated drilling, survey and other activity at the Company's properties and the timing and objectives thereof, the timing of submission and granting of permits, the Company's ability to de-risk the Arctic Project and unlock the mineral potential of the VMS Mineral Belt and the anticipated benefits of the permanent management team at Ambler Metals are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving success of exploration activities, permitting timelines, requirements for additional capital, government regulation of mining operations, environmental risks, prices for energy inputs, labour, materials, supplies and services, uncertainties involved in the interpretation of drilling results and geological tests, unexpected cost increases and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2019 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

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SOURCE Trilogy Metals Inc.

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For further information: Company Contacts: Patrick Donnelly, Vice President, Corporate Communications & Development, patrick.donnelly@trilogymetals.com, 604-630-3569, 604-638-8088 or 1-855-638-8088

CO: Trilogy Metals Inc.

CNW 08:44e 19-NOV-20